{LIGAND LOGO]                                                       EXHIBIT 10.1





19 October 2006

Tod G. Mertes
608 The Strand
Oceanside, CA  92054

Dear Tod:

         This letter is to memorialize the agreement between you and the Company, effective as of the date of this letter, regarding your retention. Provided that you (a) are continuously employed by the Company and available for work (except normal holidays and approved paid time off) (b) maintain a performance rating of fully meets expectations (FME) or better and (c) are not subject to any disciplinary action or performance improvement program, in each case from the date of this letter, up to and including the filing date with the SEC of the Company's annual report on Form 10-K for fiscal 2006 then: (i) notwithstanding any contrary provision of your Severance Letter Agreement dated August 25, 2006 and your Executive Change-of-Control Agreement dated May 20, 2003, you will be entitled to receive the full severance benefits of those agreements upon any termination of your employment after such filing date, including your resignation/voluntary termination as well as an Involuntary Termination and regardless of any Change of Control, but not including any Termination for Cause and (ii) you will be entitled to receive a bonus for calendar year 2006, determined in accordance with the Company's 2006 Executive Bonus Plan (Tier I); this bonus will be paid to you at the earliest time paid to other Tier I executives, or upon your resignation or termination (other than a Termination for Cause), whichever is earlier.

         For clarity you and Ligand agree that, pursuant to the consulting arrangement terms of your Executive Change-of-Control Agreement, following a termination or resignation covered by this letter you will be available at reasonable times at the Company's offices for consultation services with the Company, including but not limited to assistance with any review and comment process with the SEC regarding the above-referenced Form 10-K.

Sincerely
LIGAND PHARMACEUTICALS, INC.
By:                                          ACCEPTED AND AGREED:
                                             --------------------

/s/  Hank Blissenbach

Henry F. Blissenbach                         /S/  TOD G. MERTES
Chairman and interin CEO                     --------------------------




LIGAND PHARMACEUTICALS INC., 10275 Science Center Drive, San Diego, CA
92121-1117 (858) 550-7500     fax  (858) 550-1825